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EXHIBIT 10.1

AMENDMENT

        That certain Employment Agreement (hereinafter "Agreement") entered into on the 17th of April, 2000, by and between Longs Drug Stores California, Inc., a California corporation (hereinafter "Company") and Steven F. McCann, an individual (hereinafter "McCann") is hereby amended on this 22nd of May, 2002, as follows:

  Paragraph 8 is hereby deleted in its entirety and the following substituted therefor:

8.
Relocation Allowance—To aid in relocation and cost of the housing difference in the Walnut Creek area, an amount will be paid equal to the net present value of the difference in interest payments for a ten (10) year period that is required to secure a comparable residence in Walnut Creek, California. It is agreed that the difference in home value is Four Hundred Fifty-Seven Thousand Dollars ($457,000.00) and the interest rate is seven point eight seven five percent (7.875%) and therefore the net present value of increased interest over a ten (10) year period is Two Hundred Fifty Thousand One Hundred Sixty-Three Dollars ($250,163.00). Company agrees to fund one (1) point amounting to Six Thousand Five Hundred Dollars ($6,500.00) to be included in the relocation allowance for a total relocation allowance of Two Hundred Fifty-Six Thousand Six Hundred Sixty-Three Dollars ($256,663.00).

  This relocation allowance will be provided as a loan for which a Promissory Note will be prepared and signed. It is agreed that Company will forgive one-fifth (1/5) of this loan plus accrued interest at the end of each of the first five (5) years of McCann's employment at which time Company will, at its sole discretion, either (1) make a cash payment to McCann of an amount equal to the amount so forgiven, or (2) make a stock grant to McCann in shares of the Company's stock with the then current value equal to the amount so forgiven. This cash payment or stock grant is intended to help offset any taxation resulting from this arrangement.

        Other than as herein amended the parties hereby reaffirm all other provisions of the Agreement.

        IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first written above.

Steven F. McCann, an Individual		LONGS DRUG STORES CALIFORNIA, INC. a California Corporation
By	/s/ STEVEN F. MCCANN	By	/s/ LINDA WATT
Its

		By	/s/ H.R. SOMERSET
Its

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  EXHIBIT 10.1
AMENDMENT